Exhibit 99.1

ChromaDex Sells its Analytical Testing Business to LabCorp, to Accelerate the Expansion of Nicotinamide Riboside and its Other Patented Ingredient Technologies

IRVINE, Calif., August 23, 2017 (GLOBE NEWSWIRE) -- ChromaDex Corp. (NASDAQ: CDXC), an innovator of proprietary health, wellness, and nutritional ingredients that creates science-based solutions for dietary supplement, food and beverage, skin care, sports nutrition, and pharmaceutical products announced today that it has signed a definitive agreement to sell its analytical testing services business to LabCorp (NYSE:LH), a leading global life sciences company. Upon closing of the transaction, which is expected to happen in early September 2017, the analytical testing services will be offered through LabCorp’s Covance Food Solutions business. ChromaDex will maintain its strategic infrastructure and assets to accelerate the discovery, acquisition, development, and commercialization of new proprietary ingredient technologies. This includes its recently commissioned Longmont R&D facility, its reference standards business, and its regulatory and safety consulting resources, which are not part of the sale.

ChromaDex Founder and CEO, Frank Jaksch, stated, “The analytical testing services business was a critical component to helping further set the standard for quality and safety in the supplement industry. While we will no longer be a testing solutions provider, we will most certainly continue our leadership in quality and safety through our standards business, as well as through the novel nutrients we discover, acquire, develop, and commercialize. We thank our many loyal customers for their partnership over the years, and we are pleased to have found a trusted and committed partner in Covance, to serve and support our customers.” ChromaDex will work closely with Covance to transition its analytical testing business customers into Covance’s care over the next several months.

ChromaDex President and Chief Strategy Officer, Rob Fried said, “Over the years, the analytical testing business, and the standards business which we will maintain, have allowed us to establish deep roots amongst the scientific community. We have developed a reputation for delivering scientific excellence in the products and services we offer. Today, we will carry forward that very important part of the Company’s history and channel our scientific leadership into discovering and developing NAD+ precursors and other related technologies.”

Covance Food Solutions is a global leader in product integrity and development solutions for the food, beverage, and supplement industries. It is operated as part of LabCorp Diagnostics, where it builds on and extends LabCorp’s expertise in laboratory testing.

ChromaDex is publicly traded on the NASDAQ Capital Market (CDXC). For more information about ChromaDex and its business of science-based technologies for healthy aging, and longevity, visit ChromaDex.com.

For more information about LabCorp, visit LabCorp.com, and to learn more about Covance Food Solutions, visit Covance.com/Food Solutions.

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About ChromaDex:
ChromaDex discovers, acquires, develops and commercializes patented and proprietary ingredient technologies that address the dietary supplement, food, beverage, skin care and pharmaceutical markets. In addition to our ingredient technologies unit, we also have business units focused on natural product fine chemicals (known as "phytochemicals"), and product regulatory and safety consulting. As a result of our relationships with leading universities and research institutions, we are able to discover and license early stage, IP-backed ingredient technologies. We then utilize our in-house research and development laboratory, regulatory and safety consulting teams to develop commercially viable ingredients. Our ingredient portfolio, including NIAGEN® nicotinamide riboside; pTeroPure® pterostilbene; PURENERGY®, a caffeine-pTeroPure® co-crystal; IMMULINA™, a spirulina extract; and AnthOrigin® anthocyanins derived from a domestically-produced, water-extracted purple corn husk, is backed with clinical and scientific research, as well as extensive IP protection.

Forward-Looking Statements:
This release contains forward-looking statements relating to ChromaDex and ChromaDex’s business within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including statements related to the estimated timing of the closing of the transaction, the transition of ChromaDex’s analytical testing business customers to LabCorp, ChromaDex’s ability to accelerate the discovery, acquisition, development and commercialization of new proprietary ingredient technologies and nutrients in the future, and ChromaDex’s ability to discover and develop NAD+ precursors and other related technologies. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the us of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. More detailed information about ChromaDex and the risk factors that may affect the realization of forward-looking statements is set forth in ChromaDex's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, ChromaDex's Quarterly Reports on Form 10-Q and other filings submitted by ChromaDex to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Media Relations:
Breah Ostendorf, Director of Marketing
949-537-4103
breaho@chromadex.com

ChromaDex Investor Relations:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com